AMENDMENT NO. 1 TO THE
FIRST HORIZON NATIONAL CORPORATION DEFERRED COMPENSATION PLAN
(As herein renamed)

WHEREAS, First Horizon National Corporation ("FHNC") previously adopted the First Horizon National Corporation Deferred Compensation Plan (the “Plan”) retaining the right to amend the Plan; and

WHEREAS, FHNC changed its name to First Horizon Corporation ("Corporation"), while retaining the original federal identification number; and

WHEREAS, the Corporation has determined that the Plan should be amended to reflect the prior change in the name of the Corporation;

NOW, THEREFORE, the Plan is amended as of November 1, 2021, as follows:

1.    The name of the Plan is revised to be the First Horizon Corporation Deferred Compensation Plan.

2.    Each reference to the "Employer" in the Plan is a reference to First Horizon Corporation rather than to First Horizon National Corporation.

The Corporation has caused this Amendment to be executed this 26th day of October, 2021.

EMPLOYER:

FIRST HORIZON CORPORATION

By: Kim A. Anderson_______________ (Print Name)
Its: VP, Benefit Consulting & Compliance____ (Title)
/s/ Kim A. Anderson
(Signature)